UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Good morning,

Our records show that you may have client(s) invested in the KKR Credit Opportunities Portfolio (KCOP) who haven’t yet voted in the current proxy campaign. Every vote matters, so please encourage your clients to submit their vote—even if they don’t plan to attend the meeting.

The proxy seeks approval for changes to the Fund’s repurchase policy and investment management agreement as the Fund shifts toward Asset-Based Finance (ABF) investments. The special shareholder meeting is scheduled for November 12, 2025.

Prompt voting helps your client(s) avoid unnecessary follow-up outreach. If you need assistance identifying which of your client(s) have yet to cast their votes, please contact me directly. Broadridge representatives are on standby to assist clients with voting.

THE BOARD OF TRUSTEES RECOMMENDS SHAREHOLDERS VOTE “FOR” THE PROPOSAL.

Investors can vote one of the following ways:

1.	Website: www.proxyvote.com (enter control number from proxy card included in the mailed notification)

2.	Automated Phone: Call 1-800-690-6903 (enter control number)

3.	Live Representative: Call Broadridge at 1-844-202-6602 (M-F, 9am-10pm ET) OR contact Kristen Wisdom directly at 1-781-635-0470 or Kristen.Wisdom@broadridge.com

4.	Mail: Return the signed proxy card in the provided envelope

Note that each investor has a unique control number required for voting. The number can only be shared directly with clients.

Thank you,